SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 24, 2006

                              WINTHROP REALTY TRUST
             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
                 (State or Other Jurisdiction of Incorporation)

              001-06249                                  34-6513657
      ------------------------              ------------------------------------
      (Commission File Number)              (I.R.S. Employer Identification No.)

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7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts        02114
(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4614
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                       n/a
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. Entry into a Material Definitive Agreement.

      As reported on April 5, 2006, WRT Realty, L.P., the operating partnership for Winthrop Realty Trust (the "Operating Partnership"), The Newkirk Master Limited Partnership, the operating partnership for Newkirk Realty Trust, Inc. ("Newkirk") and FUR Holdings LLC, the controlling entity of the outside advisors of both the Operating Partnership and Newkirk, formed 111 Debt Holdings LLC ("Holdings") for the purpose of acquiring and originating loans secured, directly and indirectly, by real estate assets. Also as reported on April 5, 2006, a direct and indirect wholly-owned subsidiary of Holdings entered into a $300 million repurchase agreement with Column Financial Inc. (the "Column Repurchase Agreement"). See Winthrop Realty Trust's Form 8-K filed April 5, 2006 for information relating to the Column Repurchase Agreement.

      On May 24, 2006, 111 Debt Acquisition-Two LLC ("111 Acquisition Two"), a entity wholly-owned by Holdings, entered into a $200 million repurchase agreement with Bear, Stearns International Limited (the "Bear Repurchase Agreement") pursuant to which 111 Acquisition Two expects to leverage up to 75% of the assets held in the joint venture at a rate of LIBOR plus a range of 1% to 1.25%, depending on the underlying asset. Accordingly, subsidiaries of Holdings have effectively an aggregate of $500 million of borrowing capacity under the Column Repurchase Agreement and the Bear Repurchase Agreement.

      As of May 30, 2006, Holdings through its direct and indirect subsidiaries, including 111 Acquisition Two, have acquired or originated the following debt instruments:

o 10 year, BBB rated bond secured by net leased properties owned by Kindercare Real Estate LLC with a face value of $11,700,000 and a projected unleveraged yield to maturity of 7%, which was purchased on February 13, 2006 for $11,200,000;

o $30,750,000 junior participation in a first mortgage secured by a 757,000 square foot office building in Dallas, Texas presently net leased to JP Morgan Chase and has an initial interest rate of 8.67% which was acquired on March 20, 2006, for a purchase price of $27,732,000

o $3,309,000 participation interest in a $18,750,000 mezzanine loan and a $11,691,000 participation interest in a $66,500,000 mezzanine loan, which were purchased on March 13, 2006, both of which are secured by the ownership interests in entities owning fee title to retail stores net leased to Toys "R" Us, bear interest at a rate of LIBOR plus 175 basis points and mature on August 9, 2007, subject to three one year extensions

o $1,500,000 mezzanine loan on a 130,000 square foot industrial/office facility located in Shirley, New York and 100% leased to Rockwell Automation which was originated on April 7, 2006. The mezzanine loan matures May 1, 2016 and bears interest at 12% per annum.

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o     $10,000,000 participation in a mezzanine loan secured by the ownership interest in the entity that owns One Madison Avenue, New York, New York, a 1,176,911 square foot office building which is 95.5% leased to Credit Suisse through 2020. The participation bears interest at 5.91% and was purchased at a discount for $8,469,000 on April 25, 2006.

o 2 year, BB rated floating rate bond backed by a diversified pool of loans with an original face value of $3,000,000. The bond was purchased at a spread of LIBOR plus 2.25% on May 8, 2006

o $13,000,000 junior participation interest in a first mortgage secured by Centennial Tower, a 638,363 square foot office building located in Atlanta, GA. The loan bears interest at 6.08% and was purchased at a discount for $10,503,000 on May 25, 2006.

o $20,000,000 mezzanine loan on One Pepsi way, a 539,692 square foot office building located in Somers, NY currently occupied by Pepsi Bottling Group and General Motors. The mezzanine loan has an initial interest rate of 9.34% and was purchased on May 30, 2006.

ITEM 9.01. Financial Statements and Exhibits

      (d)   Exhibits

            10.1 Master Repurchase Agreement, dated May 24, 2006, between Bear, Stearns International Limited and 111 Debt Acquisition-Two LLC.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 30th day of May, 2006.

                                              WINTHROP REALTY TRUST


                                              By: /s/ Peter Braverman
                                                  ------------------------------
                                                  Peter Braverman
                                                  President